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                                                                     EXHIBIT 2.1



                              STOCKHOLDER AGREEMENT
                              ---------------------

                             SIMONDS INDUSTRIES INC.

                               135 Intervale Road
                         Fitchburg, Massachusetts 01420


     This Stockholder Agreement dated as of July 7, 1998 is among Simonds Industries Inc., a Delaware corporation (the "Company"), Fleet Venture Resources, Inc., a Rhode Island corporation ("FVR"), Kennedy Plaza Partners, a Rhode Island general partnership ("KPP"), Fleet Equity Partners VI, L.P., a Delaware limited partnership ("FEP"), Chisholm Partners III, L.P., a Delaware limited partnership ("Chisholm"), Private Market Fund, L.P., a Delaware limited partnership ("Pacific"), Heller Financial, Inc., a Delaware corporation ("Heller"), First Union Investors, Inc., a North Carolina corporation ("First Union"), Donald E. Bates, an individual residing in the Commonwealth of Massachusetts ("Bates"), and those persons designated as managers on the signature pages hereto (collectively, the "Managers").

     WHEREAS, the parties have entered into a Subscription Agreement (as defined herein) of even date herewith pursuant to which such parties have agreed to purchase shares of capital stock in the Company;

     WHEREAS, the Company has repurchased various shares of capital stock, warrants and options held in the Company as of the date hereof pursuant to a recapitalization of the Company (the "Recapitalization");

     WHEREAS, the parties to that certain Amended and Restated Stockholder Agreement dated June 20, 1995 (the "Prior Agreement") have terminated the Prior Agreement, effective as of the date hereof; and

     WHEREAS, the parties desire to enter into this Stockholder Agreement to reflect certain agreements concerning the Company's repurchase rights and obligations set forth in ARTICLE II hereof, and to read in all respects as set forth herein.

     NOW THEREFORE, the parties hereby agree as follows:

     Section 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     AFFILIATE. Affiliate shall mean as applied to any specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person and shall also include (a) any Person who is an officer, director, manager or beneficial owner of at least 5% of the then outstanding equity securities of such specified Person and Family Members and officers, directors or managers of any such Person, (b) any Person in which such specified Person or an Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, either beneficially own at least 10% of the then outstanding
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equity securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

     APPROVED SALE. See Section 5.1.

     BASE RATE. Base Rate shall mean the rate of interest announced from time to time by Fleet Bank of Massachusetts, N.A. at its head office in Boston, Massachusetts as its "prime rate".

     BATES. See preamble.

     BOOK VALUE. Book Value shall mean an amount, to be determined as of any point in time, which is equal to the sum of the Company's recorded amounts of:
(i) the Stock; (ii) additional paid-in capital specifically related to the Stock; (iii) the Company's retained earnings or shareholders' deficit, as the case may be (it being understood that if a deficit exists, whether created by cumulative net losses or charges for accretion on mandatorily redeemable preferred stock, such amount will reduce Book Value); (iv) the initial value assigned to the Warrants at date of issuance (it being understood that any increase above the initial value will not increase Book Value nor will the charge to retained earnings associated with such increase reduce Book Value);
(v) the initial value assigned to any outstanding and exercisable options, warrants, or convertible securities, in each case to the extent then exercisable; and (vi) treasury stock related to the Stock (it being understood that any treasury stock amount will reduce Book Value). All of these components of Book Value shall be determined in accordance with generally accepted accounting principles, consistently applied.

     BOOK VALUE CHANGE. Book Value Change shall mean the increase or decrease in Book Value from the date hereof (after giving effect to the Recapitalization) to the applicable Termination Date.

     BOOK VALUE DECREASE. Book Value Decrease shall mean the decrease in Book Value from the date hereof (after giving effect to the Recapitalization) to the applicable Termination Date.

     BOOK VALUE INCREASE. Book Value Increase shall mean the increase in Book Value from the date hereof (after giving effect to the Recapitalization) to the applicable Termination Date.

     BOOK VALUE PER SHARE. Book Value Per Share shall mean, in the case of each share of Management Stock being transferred with respect to any Termination Date, the quotient obtained by dividing (a) the Book Value calculated as of the date of the end of the month immediately preceding such Termination Date by (b) the sum of the number of shares of Stock then outstanding, PLUS the sum of the number of dilutive shares of Stock as determined under the treasury stock method defined in APB Opinion No. 15 for outstanding and exercisable warrants, options, or convertible securities.

     BOOK VALUE PER SHARE CHANGE. Book Value Per Share Change shall mean the increase or decrease in Book Value Per Share from the date hereof (after giving effect to the Recapitalization) to the Applicable Termination Date.


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     BOOK VALUE PER SHARE DECREASE. Book Value Per Share Decrease shall mean the decrease in Book Value Per Share from the date hereof (after giving effect to the Recapitalization) to the applicable Termination Date.

     BOOK VALUE PER SHARE INCREASE. Book Value Per Share Increase shall mean the increase in Book Value Per Share from the date hereof (after giving effect to the Recapitalization) to the applicable Termination Date.

     CAUSE. Cause shall mean, with respect to any Manager, (a) an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company by such Manager as determined by the Company's Board of Directors in its reasonable discretion, (b) any intentional, knowing or reckless action or inaction by such Manager which causes the breach of a representation, warranty or covenant by the Company or any Management Stockholder under any of the Related Agreements, (c) conviction of such Manager by a court of competent jurisdiction of or a plea of guilty or nolo contendere by such Manager to any felony or crime involving moral turpitude, (d) the habitual drug addiction or intoxication of any Manager, (e) the willful failure or refusal of any Manager to perform his duties under the terms of his employment with the Company, including the willful failure or refusal of such Manager to follow the instructions of the Company's Board of Directors or Chief Executive Officer, (f) the breach by any Manager of any terms of his employment with the Company (including, without limitation, the breach of any non-competition, non-disclosure, or other restrictive covenants), or (g) the breach by such Manager of any of the covenants, terms and provisions of Sections 3.1, 5, and 7 hereof.

     CHARTER. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture, partnership or operating agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     CHISHOLM. See preamble.

     COMPANY. See preamble.

     CONSENT OF THE FLEET INSTITUTIONAL STOCKHOLDERS. Consent of the Fleet Institutional Stockholders shall mean the written consent of each of FVR, FEP, Chisholm and KPP.

     CONSENT OF THE INSTITUTIONAL STOCKHOLDERS. Consent of the Institutional Stockholders means the written consent of Institutional Stockholders holding a majority of the shares of Stock held by all Institutional Stockholders; provided, however, that in the case of any matter requiring such consent that has a material and adverse effect on any Institutional Stockholder that is substantially and disproportionately more burdensome to such Institutional Stockholder than to the other Institutional Stockholders, the Consent of the Institutional Stockholders shall require the consent of any such Institutional Stockholder so affected; provided, further, in no event shall any consent, otherwise required hereunder, of any BHC Holder (as defined in the Subscription Agreement) (other than pursuant to such BHC Holder's rights as a holder of Class A Common Stock) be so required (i) unless the matter subject to such consent would "significantly and adversely affect the rights or preferences of the security or interest" of such BHC Holder, as such


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terms are used in Section 225.2(q)(2)(i) of Regulation Y of the Board of
Governors of the Federal Reserve System or (ii) if the result of such consent would be to cause the interests of such BHC Holder in the Company (other than such BHC Holder's Class A Common Stock) to be considered "voting securities" for purposes of said Regulation Y.

     DELAYED CLOSING DATE. See Section 2.3(b).

     DISABILITY. A Manager shall be deemed to have a disability if an independent medical doctor (selected by the Company's health or disability insurer) certifies that such Manager has for six (6) months, consecutive or non-consecutive, in any twelve (12) month period been disabled in such a manner as to be unable to perform the essential functions of his then current position, with or without reasonable accommodation. Any refusal by such Manager to submit to a medical examination for the purpose of certifying disability shall be deemed to constitute conclusive evidence of such Manager's disability.

     EMPLOYEE STOCK OPTION PLAN. Employee Stock Option Plan shall have the same meaning herein as in the Subscription Agreement.

     EXECUTIVE STOCK OPTIONS. Executive Stock Options shall have the same meaning herein as in the Subscription Agreement.

     EXERCISE NOTICE. See Section 2.3(a).

     FAMILY MEMBERS. Family Members shall mean, as applied to any individual,
(i) any spouse, child, parent, brother or sister, or spouse of any thereof, and
(ii) each trust or other entity created for the benefit of such individual or one or more of such Persons and each custodian of property of such individual or one or more such Persons.

     FAMILY TRANSFEREE. Family Transferee shall mean any Family Member of a Stockholder (i) to whom such Stockholder has transferred shares of Stock pursuant to Section 3.1 and (ii) who has executed an Instrument of Accession.

     FEP. See preamble.

     FIRST UNION. See preamble.

     FLEET INSTITUTIONAL STOCKHOLDERS. Fleet Institutional Stockholders means Chisholm, FEP, FVR and KPP.

     FVR. See preamble.

     HELLER. See preamble.

     INSTITUTIONAL STOCK. Institutional Stock shall mean (a) all shares of Stock issued to the Institutional Stockholders, (b) any shares of Stock issued to an Institutional Stockholder upon exercise of a Warrant and (c) all shares of Stock issued with respect to the foregoing by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or


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other reorganization affecting the Stock. Institutional Stock will continue to be Institutional Stock in the hands of any holder and each transferee thereof (provided that the transfer to such transferee is permitted by this Agreement) will succeed to the rights and obligations of a holder of Institutional Stock hereunder, PROVIDED that shares of Institutional Stock will cease to be shares of Institutional Stock when transferred (i) pursuant to a Public Sale or an Approved Sale or (ii) to the Company or its Subsidiaries.

     INSTITUTIONAL STOCKHOLDERS. Institutional Stockholders shall mean FVR, FEP, KPP, Bates, Chisholm, Pacific, Heller, First Union and any other Person who (i) acquires Institutional Stock pursuant to the terms hereof and (ii) has executed an Instrument of Accession. Whenever this Agreement refers to the exercise of consent, voting, or approval rights of the Institutional Stockholders, such rights shall be exercisable only by Consent of the Institutional Stockholders.

     INSTITUTION ELECTION PERIOD. See Section 3.2.

     INSTRUMENT OF ACCESSION. Instrument of Accession shall mean an Instrument of Accession in the form of SCHEDULE 1 hereto.

     KOWIN-SIMONDS. Kowin-Simonds shall mean Kowin-Simonds, Inc., a Delaware corporation of which the Company owns fifty percent (50%) of the issued and outstanding capital stock.

     KPP. See preamble.

     MANAGEMENT STOCK. Management Stock shall mean (a) all shares of Stock purchased by or issued to the Managers, including Stock issued to the Managers upon exercise of the Executive Stock Options, (b) all shares of Stock issued with respect to the foregoing by way of stock dividend or stock split or in Connection with any merger, consolidation, recapitalization or mother reorganization affecting the Stock, and (c) all shares of Stock issued to any holder of the Employee Stock Options upon the exercise of the Employee Stock options. Management Stock will continue to be Management Stock in the hands of any holder and each transferee thereof (provided that the transfer to such transferee is permitted by this Agreement) will succeed to rights and obligations of a holder of Management Stock hereunder, PROVIDED that shares of Management Stock will cease to be shares of Management Stock when transferred
(i) pursuant to a Public Sale or an Approved Sale or (ii) to the Company.

     MANAGEMENT STOCKHOLDERS. Management Stockholders shall mean each Manager for so long as such Manager holds shares of Management Stock and any other Person who (i) holds Management Stock and (ii) has executed an Instrument of Accession.

     MANAGERS. Managers shall mean those Persons listed on the signature pages hereof under the caption "Managers" and any officers, employee, director or consultant of the Company who receives shares of Stock from the Company and executes and delivers an Instrument of Accession.


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     MARKET VALUE PER SHARE. Market Value Per Share shall mean the fair value per share of shares of Management Stock being transferred with respect to any Termination Date, determined as of the applicable Termination Date based on the number of shares of Stock then outstanding, PLUS the sum of the number of dilutive shares of Stock as determined under the treasury stock method defined in APB Opinion No. 15 for outstanding and exercisable warrants, options, or convertible securities, as determined in the manner set forth below. The Company's Board of Directors, by affirmative vote of at least a majority of the Board (excluding any Management Stockholder who is the subject of the termination giving rise to such determination), shall make a good faith determination of the fair value per share of such shares of Management Stock (the "Board Determination") and shall cause such determination to be delivered to such Management Stockholder. Within fifteen (15) days of such delivery, the Management Stockholder may object to the Board Determination. If such Management Stockholder does not so object, then the Market Value Per Share of such shares of Management Stock shall be equal to the Board Determination. If such Management Stockholder shall make such an objection, he may select a qualified appraiser to make a good faith determination of the fair per share value of such shares of Stock (the "Initial Appraised Value"). If the Initial Appraised Value does not exceed (or is not less than) the Board Determination by more than ten percent (10%) of the Board Determination, then the Market Value Per Share of such shares of Management Stock shall be equal to the mathematical mean of the Initial Appraised Value and the Board Determination. If the Initial Appraised Value exceeds (or is less than) the Board Determination by more than ten percent (10%) of the Board Determination, then a majority of the Board of Directors (excluding such Management Stockholder) and such Management Stockholder shall select a mutually acceptable additional qualified appraiser to make a good faith determination of the fair per share value of such shares of Management Stock (the "Second Appraised Value"). The Market Value Per Share of such shares of Management Stock shall be equal to the mathematical mean of the two closest values of the Board Determination, the Initial Appraised Value and the Second Appraised Value. The foregoing determinations shall take into consideration (i) the value of the Company as an ongoing entity, (ii) any and all indebtedness of the Company for borrowed money, (iii) any and all preferred stock or class or classes of common stock senior to the shares of Management Stock being repurchased, and (iv) any and all cash and cash equivalents held by the Company including any insurance proceeds paid or payable to the Company if the event giving rise to the termination is the death of the Management Stockholder; but without taking into consideration any minority discount.

     NON-TRANSFERRING STOCKHOLDERS. See Section 3.2.

     OFFER NOTICE. See Section 3.2.

     OTHER STOCK. Other Stock shall mean (a) all Restricted Securities other than Institutional Stock and (b) all shares of Stock issued with respect to the foregoing by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Stock. Other Stock will continue to be Other Stock in the hands of any holder and each transferee thereof (provided that the transfer to such transferee is permitted by this Agreement) will succeed to the rights and obligations of a holder of Other Stock hereunder,


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provided that shares of Other Stock will cease to be shares of Other Stock when transferred (i) pursuant to a Public Sale or an Approved Sale or (ii) to the Company or its Subsidiaries.

     OTHER STOCKHOLDERS. Other Stockholders shall mean each of Stockholders, for so long as such Person holds shares of Other Stock, and any other Person who (i) holds Other Stock and (ii) has executed an Instrument of Accession.

     PACIFIC. See preamble.

     PERMITTED TRANSFERS. See Section 3.1.

     PERSON. Person shall mean an individual, partnership, corporation limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     PERSONAL REPRESENTATIVE. Personal Representative shall mean the successor or legal representative (including without limitation, a guardian, executor, administrator or conservator) of a deceased or incompetent Stockholder.

     PRINCIPAL SUBSIDIARY. Principal Subsidiary shall mean Simonds Holding, Simonds FSC and any other Subsidiary designated in writing to the Company's Board of Directors as a, "Principal Subsidiary" by FVR, FEP, KPP and Chisholm.

     PUBLIC SALE. Public Sale shall mean any sale of Restricted Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

     REGISTRATION RIGHTS AGREEMENT. Registration Rights Agreement shall mean the Registration Rights Agreement of even date herewith among the Company and the Stockholders pursuant to which the Stockholders are entitled to certain registration rights in respect of the Restricted Securities as provided therein.

     REMAINING INSTITUTIONAL STOCKHOLDERS. Remaining Institutional Stockholders means those Institutional Stockholders other than the Fleet Institutional Stockholders.

     REMAINING MANAGEMENT STOCKHOLDERS. See Section 2.3(a).

     RELATED AGREEMENTS. Related Agreements shall mean the Repurchase Agreements, the Subscription Agreement and the Registration Rights Agreement.

     REPURCHASE AGREEMENTS. Repurchase Agreements means those certain agreements listed on SCHEDULE 2 hereof.

     RESTRICTED SECURITIES. Restricted Securities shall mean at any particular time all of the Company's then outstanding shares of Stock and options, warrants, including the Warrants, and securities convertible therefor which have not been sold in a Public Sale.


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     RETIREMENT. Retirement means the retirement of a Manager at the retirement age prescribed by any applicable employment agreement between such Manager and the Company, or if no such agreement exists, prescribed by the Company for employees of the Company holding positions comparable to such Manager.

     SECURITIES ACT. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission, thereunder, all as the same shall be in effect from time to time.

     SIMONDS CANADA. Simonds Canada shall mean Simonds Industries, Inc., a business corporation organized under the Ontario Business Corporation Act of which Simonds Holding owns one hundred percent (100%) of the issued and outstanding capital stock.

     SIMONDS FSC. Simonds FSC shall mean Simonds Industries FSC, Inc., a corporation formed under the laws of the U.S. Virgin Islands of which the Company owns one hundred percent (100%) of the issued and outstanding capital stock.

     SIMONDS HOLDING. Simonds Holding shall mean Simonds Holding Company, Inc., a Delaware corporation of which the Company owns one hundred percent (100%) of the issued and outstanding capital stock.

     SIMONDS U.K. Simonds U.K. shall mean Simonds Industries Limited, a company formed under the laws of the United Kingdom of which Simonds Holding owns one hundred percent (100%) of the issued and outstanding capital stock.

     STOCK. Stock shall mean (a) the Class A Common Stock, $.0l par value, and Class B Common Stock, $.01 par value, of the Company and (b) any shares of any other class of capital stock of the Company hereafter issued which is (i) not preferred in the Company's Charter as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption in the Company's Charter, or (iii) issued to the holders of shares of Stock upon any reclassification thereof.

     STOCKHOLDERS. Stockholders shall mean, initially, the Institutional Stockholders, the Other Stockholders and thereafter any Person who becomes a party to this Agreement by executing an Instrument of Accession in connection with the transfer or issuance to or acquisition by such Person of any Restricted Securities; provided that a Person shall cease to be a Stockholder hereunder at such time as such Person ceases to own Restricted Securities.

     SUBSCRIPTION AGREEMENT. Subscription Agreement shall mean the Subscription and Investment Agreement of even date herewith among the Company, the Institutional Stockholders and the Management Stockholders pursuant to which, INTER ALIA, the Institutional Stockholders and the Management Stockholders agreed to purchase Stock.

     SUBSIDIARY. Subsidiary shall mean any Person of which the Company or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote



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generally, including without limitation Simonds FSC, Simonds Holding,
Kowin-Simonds, Simonds U.K., Simonds Canada and Wespa.

     TERMINATED MANAGER. Any Manager whose employment with the Company and its Subsidiaries has been terminated for any reason.

     TERMINATION DATE. The date on which any Manager's employment with the Company and its Subsidiaries is terminated.

     TRANSFER. See Section 3.1.

     TRANSFERRING STOCKHOLDER. See Section 3.2.

     WARRANTS. Warrants means those certain warrants issued to the Institutional Holders on the date hereof listed on SCHEDULE 3 hereto.

     WESPA. Wespa shall mean Wespa Metallsagenfabrik Simonds Industries GmbH, a German business entity of which Simonds Holding owns one hundred percent (100%) of the issued and outstanding capital stock.

     Section 2. REPURCHASE RIGHTS AND OBLIGATIONS WITH RESPECT TO MANAGEMENT STOCK.

     2.1. TERMINATION FOR CAUSE; RESIGNATION.

     (a) Subject to and in accordance with the other provisions of this Section 2, if the employment or other engagement by the Company or any of its Subsidiaries of any Manager is terminated for Cause by the Company or any of its Subsidiaries at any time after the date hereof, the Company may, but shall not be obligated to, repurchase from such Terminated Manager and, if the Company so elects, such Terminated Manager shall be obligated to sell to the Company, all or any portion of such Terminated Manager's shares of Management Stock (whether held by such Terminated Manager or such Terminated Manager's Transferees) at a purchase price share equal to the lowest of (i) four hundred fifty-eight dollars and 52/100 ($458.52) per share reduced by Book Value Per Share Decrease, if any,
(ii) the Market Value Per Share determined as of the applicable Termination Date or (iii) the Market Value Per Share determined as of the date of the first to occur of (a) the effective date of any Public Sale or (b) the effective date of the sale of the Company (whether by merger, consolidation, sale of all or substantially all of the Company's assets or of the assets of the Subsidiaries, or sale of all the outstanding shares of Stock). The purchase price payable in such event shall be paid in accordance with the provisions of Section 2.3 hereof.

     (b) Subject to and in accordance with the other provisions of this Section 2, if the employment or other engagement by the Company or any of its Subsidiaries of any Manager is terminated by reason of such Manager's resignation (other than by reason of Retirement) at any time after the date hereof, the Company may, but shall not be obligated to, repurchase from such Terminated Manager and, if the Company so elects, such Terminated Manager shall be obligated



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to sell to the Company, all or any portion of such Terminated Manager's shares of Management Stock (whether held by such Terminated Manager or such Terminated Manager's Transferees) at a purchase price share equal to four hundred fifty-eight dollars and 52/100 ($458.52) per share increased or decreased as the case may be by the Book Value Per Share Change determined as of the Applicable Termination Date. The purchase price payable in such event shall be paid in accordance with the provisions of Section 2.3 hereof.

     2.2. DEATH, DISABILITY OR TERMINATION WITHOUT CAUSE. Subject to and in accordance with the other provisions of this Section 2, if the employment or other engagement by the Company or any of its Subsidiaries of any Manager is terminated at any time by reason of such Manager's death or Disability, or if the Company or any of its Subsidiaries terminates such Manager's employment other than for Cause, then the Company may, but shall not be obligated to, repurchase from such Terminated Manager or such Terminated Manager's Personal Representative, as applicable, all or any portion of such Terminated Manager's Management Stock (whether held by such Terminated Manager or such Terminated Manager's Family Transferees) at a purchase price per Share equal to the higher of (i) the Market Value Per Share or (ii) the Book Value Per Share Increase, determined as of the applicable Termination Date. The purchase price payable in such event shall be paid in accordance with the provisions of Section 2.3 hereof.

     2.3 REPURCHASE CLOSINGS.

     (a) In the event that the Company elects to exercise its call rights pursuant to this Section 2, the Company shall deliver written notice to the Terminated Manager or such Terminated Manager's Personal Representative, as applicable, (the "Exercise Notice") specifying the number of shares of Management Stock to be repurchased within 90 days following the applicable Termination Date. The repurchase of such shares pursuant to the exercise of such call shall be completed at the Company's principal office within 30 days after delivery of the Exercise Notice, except as otherwise provided in Section 2.3(b) or Section 2.3(d) below. In the event that the Company fails to deliver an Exercise Notice within 90 days following the later of the applicable Termination Date or the date on which a Personal Representative is appointed for such Terminated Manager, if applicable, (i) the call rights under this Section 2 with respect to the Terminated Manager's Management Stock shall terminate, (ii) the Company shall deliver written notice of the same (the "Company Call Expiration Notice") to each other Management Stockholder (the "Remaining Management Stockholders") and (iii) each of the Remaining Management Stockholders may elect, by delivery of written notice to the Company within 15 days after delivery of the Company Call Expiration Notice, to repurchase all or any Portion of such Terminated Manager's Management Stock that is subject to the Company's call rights for cash at the same price as the Company would have paid for such Management Stock had the Company exercised its call rights with respect thereto pursuant to this Section 2. In the event that the aggregate number of shares which the Remaining Management Stockholders elect to purchase exceeds the total number of shares of such Terminated Manager's Management Stock that is subject to the Company's call rights, each Remaining Management Stockholder will be entitled to purchase a PRO RATA portion of such shares based upon the respective number of such shares which each Remaining Management Stockholder had elected to purchase. The repurchase


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of such shares by the Remaining Management Stockholders shall be completed at the Company's principal office within 30 days after delivery of the Company Call Expiration Notice, except as otherwise provided by Section 2.3(d). In the event that any remaining Management Stockholder fails to notify the Company of his election to repurchase any shares of Management stock of the Terminated Manager within 15 days after the applicable Company all Expiration Notice or, except as otherwise provided in Section 2.3(d), fails to tender cash payment of the purchase price for such shares at the Company's principal office within 30 days following such Company Call Expiration Notice, the call rights of such Remaining Management Stockholder with respect to such Terminated Manager's Management Stock shall lapse. At any closing of any purchase of any shares of Management Stock pursuant to this SECTION 2 other than the purchase of shares under Section 2.1(a) hereof (as to which the Company or the purchasing Management Stockholders have elected the special purchase option provided for in Section 2.3(d)), the Terminated Manager, the Terminated Manager's Personal Representative and any Family Transferees (subject to Section 2.4) shall deliver to the Company, or the purchasing Management Stockholders, as applicable, duly endorsed stock certificates for the shares of Management Stock being repurchased by the Company, or the purchasing Management Stockholders, as applicable, against receipt of such Person's check for the purchase price therefor, subject to the provisions of Sections 2.3(b) and (c) below.

     (b) Notwithstanding the foregoing, in the event that the payment by the Company of any portion of the purchase price for any shares of Management Stock that the Company is entitled to, repurchase pursuant to this Section 2 is, at the time such payment would otherwise be due hereunder, prohibited by law due to any existing or prospective impairment of the Company's capital, or by the terms of any documents evidencing the Company's Indebtedness, as such term is defined in the Subscription Agreement (a "Lender Prohibition"), the Company shall continue to have the right to repurchase such Management Stock, but the closing of the repurchase by the Company of any remaining unrepurchased Management Stock shall be delayed until first date on which the Company has sufficient capital to purchase lawfully such Management Stock or until any such Lender Prohibition is no longer applicable (the "Delayed Closing Date"). In the event of any such delay, the Company will be obligated to pay, on the Delayed Closing Date, interest on the purchase price (as such purchase price may be adjusted as of the payment date pursuant to Section 2.3(d) hereof) for such Management Stock, at a floating rate equal to the Base Rate, from the 120th day following the applicable Termination Date, until such Delayed Closing Date. Until such Delayed Closing Date, the holders of any shares of Management Stock to be repurchased on such Delayed Closing Date shall retain all rights of Management Stockholders hereunder, except that if the Company's call right arises under Section 2.1 hereof, such holders shall have only the rights of stockholders under the Delaware General Corporation law, as amended at the time of reference thereto. Notwithstanding the foregoing provisions of this Section 2.3(b), in the event that such Delayed Closing Date does not occur within 90 days following the applicable Termination Date, or at such later time as may be required by Section 2.3(d), the Company shall deliver written notice of the same to each Management Stockholder other than the Terminated Manager and each such Management Stockholder may elect by delivery of written notice to the Company to repurchase such Management Stock. Any such repurchase by the Management Stockholders shall be completed in accordance with the provisions of Section 2.3(a) within 30 days following delivery of such notice. In the event that such Management Stockholders fail to complete such repurchase of Management Stock by the end of such 30 day period, then (i) the call rights of such Management Stockholders with respect to such Management Stock shall terminate and (ii) such Management Stock shall once again be subject to the call rights of the Company pursuant to Section 2.3(a).

     (c) Notwithstanding the foregoing, the Company shall be entitled to complete the repurchase of any shares of Management Stock that the Company is entitled to repurchase pursuant to this Section 2 other than the purchase of shares under Section 2.1(a) hereof (as to which the Company or the purchasing Management Stockholders have elected the special purchase option provided for in
Section 2.3(d)) by delivering to the appropriate Terminated Manager or his Personal Representative or Family Transferees (A) a check for that portion of the purchase price which is equal to the Minimum Cash Amount (as defined below) and (B) a promissory note for the balance of the purchase price (including any interest accrued on such purchase price pursuant to paragraph (b) above). Each such promissory note shall (x) bear interest at a floating rate equal to the Base Rate, and (y) provide for the payment of the principal evidenced thereby in three equal annual installments commencing one year after such repurchase, and
(z) be subordinated to the Company's indebtedness to its lenders on terms satisfactory to such lenders. For purposes of this Section 2.3(c), the term "Minimum Cash Amount" shall mean one quarter of the total purchase price due with respect to such Management Stock except in the case of Management Stock initially held by Nancy Bent, which shall have a Minimum Cash Amount equal to the total purchase price due with respect to such Management Stock.

     (d) In the case of a purchase of shares under Section 2.1)(a), and subject to Section 2.3(b), the purchase price may, at the option of the Company, or the purchasing Management Stockholders, as applicable, be payable in full, without interest, on the earliest of (i) the effective date of any Public Sale or (ii) the effective date of any sale of the Company (whether by merger, consolidation, sale of all or substantially all of the Company's or of the assets of the Subsidiaries, or sale of all of the outstanding shares of Stock) or (iii) July 7, 2005. If payment is required prior to July 7, 2005 due to the occurrence of
(a) a Public Sale or (b) a sale of the Company, (either of the occurrences specified in subparagraph (a) or subparagraph (b) of this sentence are hereafter referred to as a "Triggering Event") the purchase price shall be redetermined as of the date of the Triggering Event pursuant to the formula set forth in Section 2.l(a). In such event, the Terminated Manager, the Terminated Manager's Personal Representative and Family Transferees shall deliver to the Company, or the purchasing Management Stockholders, as applicable, within 30 days after delivery of the Exercise Notice referred to in Section 2.3(a), duly endorsed stock certificates for the shares of Management Stock being repurchased by the Company, or the purchasing Management Stockholders, as applicable, against receipt of such Person's promissory note containing the terms set forth in the preceding sentence. The promissory note may state the amount due as the figure representing the lower of (i) four hundred fifty-eight dollars and 52/100 ($458.52) per share reduced by Book Value Decrease, if any, and (ii) the Market Value Per Share, as of the Termination Date multiplied in either case by the number of shares of Management Stock subject to repurchase under Section 2.1(a), provided that the note expressly states that the purchase price is subject to redetermination upon the occurrence of a Triggering Event based on the lowest of
(i) four hundred fifty-eight dollars and 52/100 ($458.52) per share, reduced by Book Value Decrease, if any, (ii) the Market

Value Per Share determined as of the applicable Termination Date and (iii) the Market Value Per Share determined as of the date of the Triggering Event.

     2.4. REPURCHASE OF STOCK HELD BY FAMILY TRANSFEREES. The repurchase provisions set forth of this Section 2 shall bind and apply to each Manager's Family Transferees and all Management Stock transferred to such Family transferees pursuant to Section 3 hereof, and upon termination of such Manager's employment or other engagement with the Company or the death or Disability of such manager, all Management Stock so Transferred shall be subject to repurchase as provided in this Section 2.

     2.5. PRIORITY OF REPURCHASES. In the event that (a) any Terminated Manager has transferred any or all of his shares of his shares of Management Stock to a Family Transferee and (b) such shares of Management Stock are subject to repurchase pursuant to this Section 2, the Company shall repurchase the shares of Management Stock it is entitled to repurchase pursuant to this Section 2 from such Terminated Manager and the Family Transferees of such Terminated Manager PRO RATA in accordance with the number of shares of Management Stock held by such Terminated Manager and each such Family Transferee. The repurchase price for the shares of Management Stock so repurchased shall be payable to such Terminated Manager and such Terminated Manager's Family Transferees PRO rata, both as to the portion of the purchase price evidenced by a check and that portion evidenced by a promissory note (in accordance with Section 2.3 above), in accordance with the numbers of repurchased shares of Management Stock held by each such Person.

     2.6 RIGHT OF FLEET INSTITUTIONAL STOCKHOLDERS TO APPROVE REPURCHASE OF MANAGEMENT STOCK. Notwithstanding anything to the contrary, the Company's exercise of its call rights pursuant to this Section 2 shall be subject to the prior Consent of the Fleet Institutional Stockholders.

     Section 3. RESTRICTIONS ON TRANSFER OF SHARES.

     3.1 TRANSFER. No Stockholder will sell, assign, pledge or otherwise transfer (a "Transfer") any interest in any Restricted Securities, either voluntarily or involuntarily, by operation of law or otherwise, except (a) in the case of any Institutional Stockholder (other than Bates) in compliance with the provisions of Sections 3.2, 3.3, 3.4, and 3.5 hereof and the requirements of any applicable federal or state securities laws, (b) in the case of any of the Other Stockholders and Bates: (i) to such Stockholder's Family Members, provided that such Stockholder has retained the right to exercise all voting rights attributable to the Restricted Securities so transferred, (ii) to such Stockholder's Personal Representative, or (iii) to the Company pursuant to the terms of this Agreement or with the prior Consent of the Fleet Institutional Stockholders, (c) pursuant to a Public Sale or an Approved Sale, or (d) transfers of the Institutional Stock among the Institutional Stockholders or (d) a transfer of up to a total of 1,304 shares of stock by Ross B. George and/or Joseph L. Sylvia to employees of the Company within 30 days from the date of this Agreement (collectively, "Permitted Transfers"); PROVIDED that (x) the restrictions contained in this Section 3.1 will continue to be applicable to the Restricted Securities after any such Permitted Transfer pursuant to clause (a),
(b), (c) or (d)
above other than a Permitted Transfer to the Company and (y) the transferee of such Restricted Securities pursuant to this Section 3.1 above shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof.

     3.2 FIRST RIGHT OF PURCHASE. Any Institutional Stockholder (other than Bates) may Transfer any interest in any Restricted Securities to any transferee PROVIDED that any such Transfer shall be made in accordance with the provisions of this Section 3.2 and Sections 3.3 and 3.4 and in compliance with the requirements any applicable federal or state securities laws. At least 30 days prior to making any such Transfer of any Institutional Stock, the transferring Institutional Stockholder (the "Transferring Stockholder") will deliver a written notice (the "Offer Notice") to each of the other Institutional Stockholders. The Offer Notice will disclose in reasonable detail the proposed number of shares of Restricted Securities to be transferred, the type of such Restricted Securities, the proposed price, terms and conditions of the Transfer and the identity of the transferee. Any Institutional Stockholder may elect (by itself or through an Affiliate of such Institutional Stockholder) to purchase all of the shares of any Restricted Securities specified in any Offer Notice given by a Transferring Stockholder at the price and on the terms specified therein by written notice of such election to the Transferring Stockholder within 30 days after delivery of such Offer Notice (the "Institution Election Period"). If any of the Institutional Stockholders elects to purchase all of such Restricted Securities, the Transfer of the Restricted Securities will be consummated within 15 days after the expiration of the Institution Election Period. If more than one Institutional Stockholder elects to purchase all of the Restricted Securities to be transferred, each Institutional Stockholder electing to purchase such Restricted Securities will be entitled to purchase a PRO RATA portion (based upon the respective numbers of shares of Restricted Securities then held by such Institutional Stockholders (on a fully diluted basis)) of the Restricted Securities proposed to be transferred. If none of the Institutional Stockholders elects to purchase all of the Restricted Securities being offered, the Transferring Stockholder may, within 90 days after the expiration of the Institution Election Period, Transfer the Restricted Securities specified in the Offer Notice to one or more third parties specified in the Offer Notice at a price and on terms no more favorable to the transferees than the price and terms offered to the Institutional Stockholders in the Offer Notice, PROVIDED that no such Transfer may be completed except in compliance with Section 3.3 and unless each of such transferees shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof. If the Transferring Stockholder fails to consummate such transfer within the 90 day period after the expiration of the Institution Election Period, any subsequent proposed Transfer of the Restricted Securities shall be once again subject to the provisions of this Section 3.2.

     3.3. PARTICIPATION RIGHTS. (a) In the event that the other Institutional Stockholders fail to purchase the Restricted Securities specified in the Offer Notice, the Transferring Stockholder shall offer, by written notice (the "Tag-along Notice") each of the other Institutional Stockholders and each of the Other Stockholders (the "Non-Transferring Stockholders") the opportunity to participate in such sale, subject to the provisions of subparagraph (b) of this
Section 3.3. Each of the Non-Transferring Stockholders may elect to participate in the contemplated sale by delivering written notice to the Transferring Stockholder within 15 days after receipt of the Tag-along Notice. If any of the Non-Transferring Stockholders elects to participate in such sale (the "Tag-along Sale"), each of the Transferring Stockholder and such participating Non-Transferring Stockholders will be entitled to sell, in the contemplated sale, at the same price and on the same terms, a number of shares of Restricted Securities of the class proposed to be sold equal to the product of (i) the fraction, the numerator of which is the number of shares of Restricted Securities (on a fully-diluted basis, treating all classes of Restricted Securities as a single class) held by such Person, and the denominator of which is the aggregate number of shares of Restricted Securities (on a fully-diluted basis, treating all classes of Restricted Securities as a single class) owned by the Transferring Stockholder and such participating Non-Transferring Stockholders, MULTIPLIED BY (ii) the number of shares of Restricted Securities (on a fully diluted basis) to be sold in the contemplated sale.

     For example, if the notice from the Transferring Stockholder contemplated a sale of 100 shares of Restricted Securities by the Transferring Stockholder and the Transferring Stockholder at such time owns 300 shares of Restricted Securities, and if one Non-Transferring Stockholder elects to participate in such sale and such Non-Transferring Stockholder owns 200 shares of Restricted Securities (on a fully-diluted basis), such Transferring Stockholder would be entitled to sell 60 shares (300/500 x 100 shares) and such Non-Transferring Stockholder would be entitled to sell 40 shares (200/500 x 100 shares).

     (b) The Transferring Stockholder will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Non-Transferring Stockholders in any contemplated sale and will not transfer any of its Restricted Securities to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Non-Transferring Stockholders on the terms specified herein.

     (c) The Non-Transferring Stockholders electing to participate in the Tag-Along Sale shall bear their PRO RATA share of transaction costs incurred in connection with such Tag-Along Sale to the extent such costs would otherwise be borne by the Transferring Stockholder. To the extent a Non-Transferring Stockholder(s) elects not to participate in any Tag-Along Sale, the Transferring Stockholder may sell additional shares of Institutional Stock in an amount equal to the aggregate number of shares of Institutional Stock such Non-Transferring Stockholder(s) would otherwise be entitled to sell pursuant to such Tag-Along Sale.

     3.4. EXEMPTED TRANSFERS. Notwithstanding any provision to the contrary, (a) any Institutional Stockholder may Transfer shares of Institutional Stock to a successor corporation or other successor entity as a result of a merger or consolidation with, or a sale of all or substantially all of the assets of, such Institutional Stockholder or a transfer to one or more of its Affiliates or, if a general or limited partnership, in connection with the liquidation and dissolution of such partnership, without the requirement of complying with Sections 3.2 and 3.3 hereof and (b) any Institutional Stockholder may Transfer shares of Institutional Stock to the extent required by governmental rule, law or regulation, or any directive or order of any governmental authority without the requirement of complying with Section 3.3 hereof. Any transferee of shares pursuant to this Section 3.4 shall become a party to this Agreement and execute an Instrument of Accession.

     Section 3.5. REGULATORY COMPLIANCE COOPERATION.

     (i) In the event that FVR, FEP, or any other Institutional Stockholder that is a Small Business Investment Company within the meaning of the Small Business Investment Act of 1958, as amended or is subject to regulation under the Bank Holding Company Act of 1956, as amended (a "Regulated Holder") determines that it has a Regulatory Problem (as defined below), such Regulated Holder shall have the right to transfer its Stock without regard to any restriction on transfer set forth in this Agreement other than the securities laws restrictions set forth in Section 3.1 (provided that the transferee agrees to become a party to this Agreement and executes an Instrument of Accession), and the Company shall take all such actions as are reasonably requested by such Regulated Holder in order to (a) effectuate and facilitate any transfer by such Regulated Holder of any securities of the Company then held by such Regulated Holder to any Person designated by such Regulated Holder, (b) permit such Regulated Holder (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by such Regulated Holder in light of regulatory considerations then prevailing, and (c) amend this Agreement, the Company's Charter, the Company's bylaws and related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions. The Company shall give reasonable prior notice to each Regulated Holder, if such Regulated Holder does not otherwise receive notice thereof hereunder, of any repurchase or redemption of Stock, or other corporate transaction, that would increase such Regulated Holder's percentage ownership of the Stock or any class thereof.

     (ii) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any Regulated Holder believes that there is a substantial risk of such assertion) that such Regulated Holder is not entitled to hold, or exercise any significant right with respect to, the Stock.

     Section 4. CERTAIN REGISTRATION RIGHTS.

     Each of the parties to this Agreement, contemporaneously with the execution and delivery hereof, has executed and delivered the Registration Rights Agreement.

     Section 5. SALE OF THE COMPANY.

     5.1 CONSENT OF OTHER STOCKHOLDERS. In the event of (i) the sale of the Company (whether by merger, consolidation, sale of all or substantially all of the Company's assets or of the assets of the Subsidiaries, or sale of all of the outstanding shares of Stock) to a third party which is not an Affiliate of a Fleet Institutional Stockholder or (ii) the offer by the Company to repurchase shares of Stock held by each Stockholder on a PRO RATA basis, is approved by the Consent of the Fleet Institutional Stockholders (an "Approved Sale"), each of the Remaining Institutional Stockholders and the Other Stockholders hereby waives, to the extent permitted by applicable law, all rights to object to or dissent from such Approved Sale of the Company and hereby agrees that each will raise no objections against such Approved Sale of the Company.

Each of the Remaining Institutional Stockholders and the Other Stockholders agree to vote their respective Restricted Securities entitled to vote to approve the terms of any such Approved Sale and any matters ancillary thereto as may be necessary in the judgment of the Fleet Institutional Stockholders, acting by Consent of the Fleet Institutional Stockholders, to effect such Approved Sale. If the Approved Sale of the Company is structured as a sale of stock, each of the Remaining Institutional Stockholders and the Other Stockholders agree to sell all of their respective shares of Stock (and any options, warrants including the Warrants, or other rights to acquire any Stock) on the terms and conditions approved by Consent of the Fleet Institutional Stockholders. The sale provisions set forth in this Section 5.1 shall bind and apply to each Family Transferee and all Stock transferred to such Family Transferees pursuant to
Section 3 hereof.

     5.2. OBLIGATIONS OF STOCKHOLDERS.

     (a) The Company, the Remaining Institutional Stockholders and the Other Stockholders hereby agree to cooperate fully in any Approved Sale and not to take any action prejudicial to or inconsistent with such sale. Without limiting the generality of the foregoing, the Remaining Institutional Stockholders and the Other Stockholders will, upon request, deliver their stock (together with executed instruments of transfer) in escrow (pending receipt of the purchase price therefor) to counsel for the Company (selected by the Fleet Institutional Stockholders) in such sale.

     (b) The Company shall cause its officers, employees, agents, contractors and others under its control to cooperate in any proposed sale pursuant to this
Section 5.1 and not to take any action which might impede any such sale. Any resignation or threat thereof prior to closing of such Approved Sale by any Manager shall be regarded as a breach of this provision. Pending the completion of any proposed sale, the Company shall operate only in the ordinary course and shall maintain all existing business relationships in good standing.

     5.3 CONDITIONS. The obligations of each Remaining Institutional Stockholder and each Other Stockholder with respect to the Approved Sale of the Company are subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, each Remaining Institutional Stockholder and each Other Stockholder will receive that form and amount of consideration per share of outstanding Stock given to all other holders of Stock (in their capacity as stockholders) pursuant to the Company's Charter and, if any holder of Stock is given an option as to the form and amount of consideration to be received, each Remaining Institutional Stockholder and each Other Stockholder will be given the same option. In addition, in connection with any such Approved Sale, each Remaining Institutional Stockholder and each Other Stockholder shall share all indemnifications, escrows and other liabilities incurred in connection with any such Approved Sale on a pro rata basis with all Stockholders based upon their relative holdings of Stock and such respective liability shall, except as provided in the next sentence, be in all events limited to an amount equal to the consideration received by each Stockholder pursuant to such Approved Sale. In the case of liabilities relating to knowing or intentional misrepresentation, it shall not be required that the liability of each Stockholder be limited to an amount equal to the consideration received by each Stockholder pursuant to such Approved Sale.

     Section 6. LIMITED PRE-EMPTIVE RIGHTS.

     6.1. ANTI-DILUTION PROVISION. Except for the issuance of Stock (or securities convertible into or containing options or rights to acquire shares of Stock) (i) pursuant to a Public Sale, (ii) pursuant to the Warrants, (iii) pursuant to the exercise of stock options issued pursuant to the Employee Stock Option Plan or exercise of the Executive Stock Options, (iv) upon conversion of shares of Class B Common Stock of the Company to Class A Common Stock of the Company pursuant to the Company's Charter, and (v) upon the exercise of any outstanding warrants or options or the conversion of any outstanding convertible securities the issuance of which does not violate the provisions of this Section 6, if the Company authorizes the issuance and sale of any shares of Stock or any securities convertible into or containing options or rights to acquire any shares of Stock (other than as a dividend on the outstanding Stock), the Company will first offer to sell to each of the Stockholders a portion of such securities equal to the percentage determined by dividing (A) the sum of (1) the number of shares of Stock held by such Stockholder and (2) the number of shares of Stock then purchasable by such Stockholder upon the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities held by such Stockholder, by (B) the sum of (x) the number of shares of Stock held by all Stockholders and (y) the number of shares of Stock then purchasable upon exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities held by all Stockholders. Each Stockholder will be entitled to purchase all or part of such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Persons. Each Institutional Stockholder may assign its rights and obligations under this Section 6 to an Affiliate of such Institutional Stockholder.

     6.2 STOCKHOLDERS' EXERCISE OF RIGHT. Each Stockholder must exercise such Stockholder's purchase rights hereunder within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Stockholder's percentage allotment. If all of the stock or securities offered to the Stockholders are not fully subscribed by the Stockholders, the stock or securities which are not so subscribed for will be reoffered to the Stockholders purchasing their full allotment upon the terms set forth in this Section 6, except that such Stockholders must exercise their purchase rights within 15 days after receipt of such reoffer.

     6.3 COMPANY'S EXERCISE OF RIGHT. Upon the expiration of the offering periods described above, the Company will be free to sell such stock or securities which the Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Stockholders pursuant to the terms of this Section 6.

     6.4 COMPLIANCE WITH SUBSCRIPTION AGREEMENT AND APPLICABLE LAW. The Company and each Stockholder hereby acknowledges and agrees that, notwithstanding anything contained in this Section 6, the Company will not issue or sell any shares of Stock or any securities convertible into or containing options or rights to acquire any shares of Stock except in accordance with the provisions of the Subscription Agreement, the Securities Act and applicable state blue sky laws and except to purchasers who execute Instruments of Accession in accordance with Section 13 hereof.

     Section 7. BOARDS OF DIRECTORS.

     7.1 BOARDS OF DIRECTORS: VOTING AGREEMENTS; ATTENDANCE RIGHTS.

     (a) In any and all elections of directors of the Company and any Principal Subsidiary (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote, or cause to be voted, or cause such Stockholder's designees as directors to vote, all shares of Stock or stock of any Subsidiary owned by such Stockholder or over which such Stockholder has voting control so as to fix the number of directors of each of the Company and each Principal Subsidiary at five, and to nominate and elect such five directors of each of the Company and each Principal Subsidiary as follows:

     (i)   One individual designated by Chisholm;

     (ii)  One individual designated by FEP;

     (iii) One individual designated by FVR; and

     (iv) Ross B. George and Joseph L. Sylvia during the period of their employment by the Company and, upon their resignation or termination of their employment for any reason, two individuals designated by the Company's then current Chief Executive Officer (the "Company's CEO").

If Chisholm, FEP, FVR or the Company's CEO, as applicable, choose not to designate one or more directors as provided above, the number of directors of each of the Company and each Principal Subsidiary shall be reduced by one, two, three, four or five, as applicable, until such time as Chisholm, FEP, FVR or the Company's CEO, as applicable, exercise their or his rights as provided above, at which time the number of directors of each of the Company and each Principal Subsidiary shall be increased by one, two, or three, four or five, as applicable.

     (b) If any vacancy shall occur in the Board of Directors of the Company or of any Principal Subsidiary as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person who, pursuant to Section 7.1(a) above, originally designated such vacating director. Each Person entitled to designate a director pursuant to this Section 7 shall also be entitled to designate the removal of such director with or without cause and a replacement for any director so removed. Each Stockholder hereby agrees to vote or cause to be voted or cause such Stockholder's designees as directors to vote all shares of Stock owned by such Stockholder so as to comply with; this Section 7.1(b).

     (c) Pacific and First Union shall each have the right to designate a representative to attend all meetings of the Board of Directors in a nonvoting observer capacity, to receive a notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that the Company may require as a condition precedent to the rights under this Section 7.1(c) that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise and provided, further, that the Company reserves the right not to provide information and to exclude such representatives from any meeting or portion thereof if delivery of such information or attendance at such meeting by such representatives would adversely affect the attorney-client privilege between the Company and its counsel. The right of First Union or Pacific to designate a representative hereunder shall terminate as to First Union or Pacific, as the case may be, upon the dissolution or liquidation of the designating party.

     7.2 PROXY. EACH STOCKHOLDER HEREBY GRANTS TO THE COMPANY AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL SHARES OF STOCK TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION 7 IN THE EVENT OF ANY BREACH BY SUCH STOCKHOLDER OF ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

     7.3 ACTION BY STOCKHOLDERS. Each Stockholder will not vote any shares owned by such Stockholder or over which such Stockholder has voting control or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Section 7. Without limiting the generality of the foregoing, each Stockholder agrees not to
(i) vote any shares owned by such Stockholder or over which such Stockholder has voting control, or take any other action as a stockholder of the Company, to approve any corporate action or transaction by the Company not previously approved by the Board of Directors of the Company in accordance with this
SECTION 7 or (ii) commence or maintain any shareholder's derivative suit challenging any action or transaction approved by the Company's Board of Directors. The limitation set forth in Section 7.3(ii) shall not apply to a shareholder's derivative suit which involves solely allegations of intentional fraud or allegations that any such action or transaction was made in violation of this Agreement or the Subscription Agreement.

     7.4 DELEGATION OF VOTING POWER. By execution of this Agreement, Bates hereby delegates to each of the Fleet Institutional Stockholders, acting by Consent of the Fleet Institutional Stockholders, all right, power, and authority to vote or cause to be voted all shares of Stock owned by such Stockholder and to exercise any and all voting and consent rights attributable to such Stockholder under this Agreement as such Fleet Institutional Stockholders shall determine in their sole discretion, and, in any event, agrees to vote or cause to be voted all shares of such stock owned by such Stockholder and to exercise any such voting and consent rights attributable to such Stockholder under this Agreement as such Fleet Institutional Stockholders shall direct in their sole discretion.

     Section 8. LEGEND. So long as any shares of Restricted Securities are subject to this Agreement, all certificates or instruments representing the Restricted Securities will have imprinted on the following legend:

     "The [shares] [warrant] evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these [shares] [warrants] may be made unless a Registration Statement with respect to these [shares] [warrants] has become effective under said Act, or Simonds Industries Inc. (the "Company") has been furnished with an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     The [shares] [warrant] represented by this certificate are subject to the terms of a certain Stockholder Agreement, dated as of July 7, 1998, among the issuer of this [certificate] [warrant] and certain investors. The Stockholder Agreement contains certain restrictive provisions relating to the [voting and transfer of shares of the stock represented hereby] [the transfer of the warrant represented hereby and the voting and transfer of the shares of stock issuable upon the exercise of the warrant represented hereby]. A copy of the Stockholder Agreement is on file at the Company's principle offices. Upon written request to the Company's Secretary, a copy of the Stockholder Agreement will be provided without charge to appropriately interested persons."

     Section 9. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by Consent of the Institutional Stockholders and the holders of at least 51% of the total number of outstanding shares of Management Stock.

     Section 10. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, but if any provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 11. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein and in the Related Agreements, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representation by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     Section 12. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by (i) the company and its successors and assigns and (ii) the Stockholders and any subsequent holders of Restricted Securities and the respective successors and assigns of each of them so long as they hold Restricted Securities.

     Section 13. NEW STOCKHOLDERS. The Company will not issue any shares of capital stock or enter into any commitment, conditional or otherwise, to do so unless the holder or transferee of such stock or commitment shall have first executed an Instrument of Accession if such Person is not already a party to this Agreement.

     Section 14. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 15. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

     Section 16. EMPLOYMENT. Nothing contained in this Agreement is intended to create for any Management Stockholder who is an employee of the Company or any of its Subsidiaries a right to continue employment with the Company or employment in the same position or on the same terms as those currently in effect.

     Section 17. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient at the address listed for such Stockholder in the stock records of the Company. The Company agrees to make available to each Stockholder upon request an address list of all Stockholders to ensure correct delivery of all notices hereunder.

     Section 18. TERMINATION. This Agreement will terminate upon the earliest to occur of (i) the completion of the distribution of the proceeds of an Approved Sale under Section 5.1(i) to the Stockholders, (ii) the date on which no Institutional Stock remains outstanding, (iii) the completion of any voluntary or involuntary liquidation or dissolution of the Company, and (iv) the completion of any Public Sale resulting in gross proceeds to the Company of at least $50 million.

     Section 19. NO EFFECT UPON LENDING RELATIONSHIPS. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Heller or any other lender in their capacity as a lender(s) to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money.

     Section 19. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     Section 20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.







                       SIGNATURES APPEAR ON THE NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholder Agreement on the day and year first above written.


                                     THE COMPANY:
                                     ------------


                                     SIMONDS INDUSTRIES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     INSTITUTIONAL STOCKHOLDERS:
                                     ---------------------------

                                     FLEET VENTURE RESOURCES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
                                     Address:   50 Kennedy Plaza, Suite 1200
                                                Providence, RI  02903
                                     Attention: Habib Y. Gorgi, President


                                     FLEET EQUITY PARTNERS VI, L.P.

                                     By: FLEET GROWTH RESOURCES II,
                                         INC., its general partner


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
                                     Address:   50 Kennedy Plaza, Suite 1200
                                                Providence, RI  02903
                                     Attention: Habib Y. Gorgi, President

                                    CHISHOLM PARTNERS III, L.P.

                                    By: Silverado III, L.P., Its General Partner
                                    By: Silverado III Corp., Its General Partner

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:   50 Kennedy Plaza, Suite 1200
                                               Providence, RI  02903
                                    Attention: Habib Y. Gorgi, President



                                    --------------------------------------------
                                    Donald E. Bates

                                    Address:
                                            ------------------------------------

                                            ------------------------------------




                                    KENNEDY PLAZA PARTNERS

                                    By:
                                       -----------------------------------------

                                    Address:   50 Kennedy Plaza, Suite 1200
                                               Providence, RI 02903
                                    Attention: Habib Y. Gorgi,
                                               Managing General Partner


                                    PRIVATE MARKET FUND, L.P.

                                    By: Pacific Corporate Capital, Inc.,
                                        Its General partner

                                    By:
                                       -----------------------------------------


                                    FIRST UNION INVESTORS, INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    HELLER FINANCIAL, INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    [MANAGERS]
                                    ----------


                      [Signatures appear on the next page.]

                                     MANAGERS
                                     --------



                                     -------------------------------------------
                                     Signature
                                     Print Name:
                                                --------------------------------

                                     Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------



                                     -------------------------------------------
                                     Signature
                                     Print Name:
                                                --------------------------------

                                     Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------



                                     Signature
                                     Print Name:

                                     Address:




                                     -------------------------------------------
                                     Signature
                                     Print Name:
                                                --------------------------------

                                     Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                   Schedule 1

                            TO STOCKHOLDER AGREEMENT
                            ------------------------

                             Instrument of Accession


     Reference is made to that certain Stockholder Agreement dated as of _______________, 1998, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholder Agreement"), among Simonds Industries, Inc., a Delaware corporation (the "Company"), and the Stockholders of the Company (as defined therein) and the holders of certain warrants of the Company.

     The undersigned, _________________, in order to become the owner or holder of _____ shares (the "Shares") of Stock of the Company, hereby agrees that by the undersigned's execution hereof (a) the undersigned is an [Institutional] [Other] Stockholder party to the Stockholder Agreement subject to all of the restrictions and conditions set forth in the Stockholder Agreement, and (b) all of the Shares (and any and all shares of stock of the Company issued in respect thereof) constitute [Institutional] [Other Stock] [Restricted Securities] subject to all the restrictions and conditions applicable to [Institutional] [Other Stock] [Restricted Securities] as set forth in the Stockholder Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholder Agreement immediately upon execution.

     Executed as of the date set forth below under the laws of the State of Delaware.


                                        Signature:
                                                 -------------------------------


                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        Date:
                                             -----------------------------------


Accepted:

SIMONDS INDUSTRIES INC.


By:
   ------------------------------------

Date:
     ----------------------------------